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                                                                    EXHIBIT 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports (and all references to our firm) included in or made a part of this registration statement.

                                          ARTHUR ANDERSEN LLP


Washington, DC
September 4, 1996